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Exhibit 10.2


                              MANAGEMENT AGREEMENT



     THIS AGREEMENT is made and dated for reference effective as of the 1st day of August, 1998


BETWEEN:


     STOCK RESEARCH GROUP INC., a company duly incorporated under the laws of British Columbia, and having an executive office and an address for notice and delivery located at Suite 1010, 789 West Pender Street, Vancouver, British Columbia, V6C 1H2

     (the "Company");


                                                               OF THE FIRST PART


AND:

     LANDES ENTERPRISE LIMITED, a duly incorporated company , having an address for notice and delivery located at 3928 Westridge Avenue, West Vancouver, BC V7V 3H7


     ("Consultant");


                                                              OF THE SECOND PART


AND:

     LESLIE LANDES, having an address for delivery located at 3928 Westridge Avenue, West Vancouver, BC V7V 3H7

     ("Landes");


                                                               OF THE THIRD PART


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     (the Company, the Consultant, and Landes being hereafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires).

     WHEREAS:


A. The Company is a non-reporting company duly incorporated in British Columbia and is involved in the principal business of Internet service providing;

B. The Consultant is a non-reporting company duly incorporated inn British Columbia and is wholly owned and controlled by Mr. Leslie Landes ("Landes") and his wife, Diane Landes;

C. The Company wishes to employ the Consultant to provide management services on the terms and conditions set forth herein;


     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:


                                    Article I

                                 INTERPRETATION


1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:


     (a) "Agreement" means this Agreement as from time to time supplemented or amended;


     (b) "Board of Directors" or "Board" means the Board of Directors of the Company as duly constituted from time to time;


     (c) "Effective Date" has the meaning ascribed to it in section "3.1" hereinbelow;



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     (d)  "Non-Renewal Notice" has the meaning ascribed to it in section "3.2"
          hereinbelow;


     (e)  "Term" has the meaning ascribed to it in section "3.1" hereinbelow.

1.2 Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires.:


     (a) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

     (b) the headings are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope or extent of this or any provision of this Agreement;

     (c) any reference to an entity shall include and shall be deemed to be a reference to any entity that is a successor to such entity; and

     (d) words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.


                                   Article II

                      SERVICES AND DUTIES OF THE CONSULTANT


2.1 General Services. During the Term (as hereinafter defined) of this Agreement the Consultant will provide the Company with the services of Landes, who shall provide such general corporate, administrative, technical and management services as is considered necessary or advisable by Landes for the due and proper management of the Company to achieve the goals and needs of the Company as determined by the policies and proceedings of the Board of Directors (collectively, the "General Services"). Landes shall reasonably devote such time as is normally required of such senior officer of a company such as the Company.

2.2 Specific Services. Without limiting the generality of the General Services to be provided as set forth in section "2.1" above, it is hereby acknowledged and agreed that Landes will provide the following specific services (collectively, the "Specific Services"):



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     (a)  supervision of the hiring of competent personnel as are required for the efficient operation of the Company's business;

     (b) the management and supervision of the performance of personnel and of the operation of various business enterprises of the Company as approved by the Board;

     (c) the identification of business opportunities for the Company, the conduct of due diligence, and assistance in the negotiation and conclusion of contracts for such opportunities;

     (d) assistance in the coordination and administration of all development programs of the Company together with all capital funding projects and resources which are necessarily incidental thereto;

     (e) assistance in the coordination and the preparation and dissemination of business plans and technical reports for the Company;

     (f) assistance in the liaison with and the setting up of corporate alliances for the Company with major companies and customers, the Company's auditors, the Company's solicitors and the Company's affiliated companies and business partners; and

     (g) such other activities as are necessary or incidental to the officer's position occupied by Landes.;


                                   Article III

                          TERM, RENEWAL AND TERMINATION


3.1 Term. The term of this Agreement (the "Term") is for a period of five (5) years commencing on August 1, 1998 (the "Effective Date") and terminating August 1, 2003, subject to the terms hereafter set forth.

3.2 Renewal. This Agreement shall renew automatically for two subsequent two year periods if not specifically terminated in accordance with the following provisions. Either Party agrees to notify the other Party in writing at least 90 calendar

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days prior to the end of the Term of its intent not to renew this Agreement (the
"Non-Renewal Notice"). Should both Parties fail to provide a Non-Renewal Notice this Agreement shall automatically renew. Such renewal or month-to-month arrangement shall be on the same terms and conditions contained herein unless modified and agreed to in writing by the Parties.

3.3 Termination. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by either Party upon written notice to the other Party if:

     (a) the other Party fails to cure a material breach of any provision of this Agreement within 30 calendar days from its receipt of written notice from said Party (unless such breach cannot be reasonably cured within the 30 calendar days and the other Party is actively pursuing curing of the breach); or

     (b) the other Party commits fraud or serious neglect or misconduct in the discharge of its respective duties hereunder or under the law; or

     (c)  the other Party becomes bankrupt; or

     (d) a receiver is appointed for all, or substantially all, of the other Party's assets or business; or

     (e) a trustee is appointed for the other Party after a petition has been filed for the Company's reorganization under applicable statutes.


3.4 Termination by Company. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by the Company upon 30 calendar days written notice to the Consultant and Landes. In the event that this Agreement is terminated without cause then the Company shall pay the Consultant a termination fee of one year of the Base Fee, as hereafter defined and there shall be no other cost, severance, or other financial claim or damages exigible.


3.5 Disability or Death. In the event that the Consultant is unable to provide the General Services and the Specific Services (collectively, the "Services") due to protracted disability or sickness or the death of Landes, it may, at any time, declare such to the Company and may terminate this Agreement as a without fault termination. The Company may elect to effect such termination in the case of the death of Landes or in the event that sickness or disability has continued for a period in excess of 120 days.


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                                   Article IV


                         COMPENSATION OF THE CONSULTANT


4.1 Base Fee. The Consultant shall be compensated on a monthly basis from the execution date of the Agreement by a basic monthly fee of:

     (a)  $ 6,250 during the first and second month;

     (b)  $ 13,750 during the third to twelfth month; and

     (c) no less than $ 12,500 (the "Base Fee") per month for the remainder of this Agreement,

     which shall compensate the Consultant for the provision of the Services as required.


4.2 Reimbursement of Expenses. The Consultant/ Landes shall be funded for and reimbursed for all reasonable expenses that have been approved by the Company and incurred, or to be incurred, by the Consultant/ Landes for the benefit of the Company.


4.3 Membership. The Consultant or Landes, at their choosing, shall be funded for or reimbursed for a membership fee for the World Presidents Organization.


4.4  Parking. Landes shall be provided with paid parking for one automobile.


4.5 Vacation. Landes shall be entitled to six weeks vacation per year and such shall not interrupt the Base Fee.


                                    Article V


                    ADDITIONAL OBLIGATIONS OF THE CONSULTANT


5.1 No Conflict. During this Agreement the Consultant and Landes will not engage in any business which reasonably may detract from, compete with or conflict with the Consultant's or Landes' duties and obligations to the Company as set forth in this Agreement without disclosure to the Board of Directors of the Company and will not do so if the Board of Directors objects.

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5.2  Confidentiality and Non-Competition. The Consultant and Landes will not, except as authorized or required by the Consultant's or Landes' duties hereunder, reveal or divulge to any person or companies any information concerning the organization, business, finances, transactions or other affairs of the Company, or of any of its subsidiaries, which may come to the Consultant's or Landes' knowledge during the continuance of this Agreement, and the Consultant and Landes will keep in complete secrecy all confidential information entrusted to the Consultant or Landes and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the Company's business. This restriction will continue to apply after the termination of this Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain. Neither the Consultant nor Landes shall, whether employing the Company's information or not, directly or through employment with another organization compete with the business of the Company for a period of one year after termination or expiry of this Agreement.

5.3 Compliance with Applicable Laws. The Consultant and Landes will comply with all Canadian, U.S. and foreign laws, whether federal, provincial or state, applicable to the Consultant's or Landes' duties hereunder and, in addition, hereby represents and warrants that any information which the Consultant or Landes may provide to any person or company hereunder will be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to such person or company.


                                   Article VI

                           REPORTING BY THE CONSULTANT


6.1 Reporting. So often as may be reasonably required by the Board of Directors, the Consultant will provide to the Board of Directors of the Company such information concerning the results of the Consultant's Services and activities hereunder as the Board of Directors of the Company may reasonably require.


                                   Article VII

                                  FORCE MAJEURE

7.1 Events. If either Party hereto is at any time during this Agreement or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or

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any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

7.2 Notice. A Party shall within seven calendar days give notice to the other Party of each event of force majeure under section "7.1" hereinabove, and upon cessation of such event shall furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.


                                  Article VIII

                                     NOTICE


8.1 Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a recognized post office and addressed to the Party entitled to receive same, or delivered to such Party, at the address for such Party specified on the front page of this Agreement. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

8.2 Change of Address. Either Party may at any time and from time to time notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.


                                   Article IX

                               GENERAL PROVISIONS


9.1 Entire Agreement. This Agreement constitutes the entire agreement to date between the Parties thereto and supersedes every previous agreement, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

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9.2  No relationship of Employer-Employee. Nothing contained in this Agreement shall be construed as creating the relationship of employer and employee as between the Company and the Consultant of the Company and Landes.

9.3 No Assignment. This Agreement may not be assigned by either Party except with the prior written consent of the other Party.

9.4 Warranty of Good Faith. The Parties hereto warrant each to the other to conduct their duties and obligations hereof in good faith and with due diligence and to employ all reasonable endeavours to fully comply with and conduct the terms and conditions of this Agreement.

9.5 Regulatory Authorities. This Agreement is subject to prior Regulatory Approval, if required, of each of the Regulatory Authorities.

9.6 Further Assurances. The Parties will from time to time after the execution of this Agreement make, do, execute, or cause or permit to be made, done of executed, all such further and other acts, deeds, things, devices, and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

9.7 Representation and Costs. It is hereby acknowledged by each of the Parties hereto that, as between the Company and the Consultant and Landes herein, Devlin Jensen, Barristers and Solicitors, acts solely for the Company, and that the Consultant and Landes have been advised by Devlin Jensen to obtain independent legal advice with respect to their review and execution of this Agreement.

9.8 Applicable Law. The situs of this Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the province of British Columbia.

9.9 Severability and Construction. Each Article, section, paragraph, term and provision of this Agreement and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effects as of the date upon which the ruling becomes final).

9.10 Captions. The captions, section numbers and Article numbers appearing in this Agreement and the index hereto are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

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9.11 No Partnership or Agency. The Parties have not created a partnership or agency and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of the other Party, except as specifically herein provided.

9.12 Consents and Waivers. No consent ot waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:

     (a) be valid unless it is in writing and stated to be a consent or waver pursuant to this section;

     (b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

     (c)  constitute a general waiver under this Agreement; or

     (d) eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.


     IN WITNESS WHEREOF the Parties hereto have hereunto set their respective hands and seals in the presence of their duly authorized signatories effective as at the date first above written.


     The CORPORATE SEAL of                   )
     STOCK RESEARCH GROUP INC.               )
     ---------------------------------------
     was hereunto affixed in the presence of:)
                                             )
                                             )
     _______________________________________ )     (C/S)
     Authorized Signatory                    )



     The CORPORATE SEAL of                   )
     LANDES ENTERPRISES LIMITED              )
     was hereunto affixed in the presence of:)
                                             )
                                             )
     _______________________________________ )     (C/S)
     Authorized Signatory                    )

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     SIGNED, SEALED, and DELIVERED by        )
     LESLIE LANDES                           )
     ------------------
     in the presence of:                     )
                                             )
                                             )
     --------------------------------------- )
     Witness Signature                       )
                                             )      ------------------------
                                             )            LESLIE LANDES

     --------------------------------------- )
     Witness Address                         )
                                             )
                                             )
     --------------------------------------- )
     Witness Name and Occupation             )